JOHN HANCOCK INVESTMENT TRUST III

                          John Hancock World Bond Fund
                            John Hancock Global Fund
                  John Hancock Short-Term Strategic Income Fund


                    Abolition of John Hancock World Bond Fund
                          Amendment of Section 5.11 and
                 Establishment and Designation of Class C Shares
                            of Beneficial Interest of
                          John Hancock Global Fund and
                 John Hancock Short-Term Strategic Income Fund,
               each a Series of John Hancock Investment Trust III


                    Abolition of John Hancock World Bond Fund

         The undersigned, being a majority of the Trustees of John Hancock Investment Trust III, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 of the Amended and Restated Declaration of Trust dated July 1, 1996, as amended from time to time (the "Declaration of Trust"), do hereby abolish the John Hancock World Bond Fund (Class A Shares and Class B Shares) and in connection therewith do hereby extinguish any and all rights and preferences of such John Hancock World Bond Fund, Class A Shares and Class B Shares, as set forth in the Declaration of Trust and the Trust's Registration Statement on Form N-1A. The abolition of the Fund is effective as of February 19, 1999.


                            Amendment of Section 5.11

         The undersigned, being a majority of the Trustees of John Hancock Investment Trust III, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 of the Amended and Restated Declaration of Trust dated July 1, 1996, as amended from time to time, do hereby amend Section 5.11, effective March 1, 1999, as follows:

         1. Section 5.11 (a) shall be deleted and replaced with the following:

                  Without  limiting  the  authority of the Trustees set forth in
                  Section 5.1 to establish and designate any further Series or Classes, the Trustees hereby establish the following Series, each of which consists of Class A Shares, Class B Shares, and Class C Shares: John Hancock Global Fund, John Hancock Growth Fund, John Hancock International Fund, John Hancock Short-Term Strategic Income Fund, and John Hancock Special Opportunities Fund (the "Existing Series").

                 Establishment and Designation of Class C Shares

         The undersigned, being a majority of the Trustees of John Hancock Investment Trust III, a Massachusetts business trust (the "Trust"), acting pursuant to Sections 5.1 and 5.11 of the Amended and Restated Declaration of Trust dated July 1, 1996, as amended from time to time (the "Declaration of Trust"), do hereby establish and designate an additional class of shares of John Hancock Global Fund, and John Hancock Short-Term Strategic Income Fund (the "Funds"), effective March 1, 1999, as follows:

      1. The additional class of Shares of the Funds established and designated hereby is "Class C Shares".

      2. Class C Shares shall be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust.

      3. The purchase price of Class C Shares, the method of determining the net asset value of Class C Shares, and the relative dividend rights of holders of Class C Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and shall be as set forth in the Prospectus and Statement of Additional Information of the Funds included in the Trust's Registration Statement, as amended from time to time, under the Securities Act of 1933, as amended and/or the Investment Company Act of 1940, as amended.

         The Declaration of Trust is hereby amended to the extent necessary to reflect the abolition of the John Hancock World Bond Fund (Class A Shares and Class B Shares), effective February 19, 1999, the amendment of Section 5.11 and the establishment of an additional class of Shares, effective March 1, 1999.

         Capitalized terms not otherwise defined herein shall have the meanings set forth in the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned have executed this instrument on the 8th day of December 1998.



/s/Dennis S. Aronowitz                                  /s/William F. Glavin
----------------------                                  --------------------
Dennis S. Aronowitz                                     William F. Glavin

/s/Edward J. Boudreau, Jr.                              /s/Anne C. Hodsdon
--------------------------                              ------------------
Edward J. Boudreau, Jr.                                 Anne C. Hodsdon

/s/Richard P. Chapman, Jr.                              /s/John A. Moore
--------------------------                              ----------------
Richard P. Chapman, Jr.                                 John A. Moore

/s/William J. Cosgrove                                  /s/Patti McGill Peterson
----------------------                                  ------------------------
William J. Cosgrove                                     Patti McGill Peterson

/s/Douglas M. Costle                                    /s/John W. Pratt
--------------------                                    ----------------
Douglas M. Costle                                       John W. Pratt

/s/Leland O. Erdahl                                     /s/Richard S. Scipione
-------------------                                     ----------------------
Leland O. Erdahl                                        Richard S. Scipione

/s/Richard A. Farrell
---------------------                                   ------------------------
Richard A. Farrell                                      Edward J. Spellman

------------------------
Gail D. Fosler



         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

COMMONWEALTH OF MASSACHUSETTS  )
                               )ss
COUNTY OF SUFFOLK              )

         Then personally appeared the above-named Dennis S. Aronowitz, Edward J. Boudreau, Jr., Richard P. Chapman, Jr., William J. Cosgrove, Douglas M. Costle, Leland O. Erdahl, Richard A. Farrell, William F. Glavin, Anne C. Hodsdon, John
A. Moore, Patti McGill Peterson, John W. Pratt, and Richard S. Scipione, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 8th day of December, 1998.



                                        /s/Ann Marie White
                                        ------------------
                                        Notary Public

                                        My Commission Expires: 10/20/00


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